Exhibit 4.5
SIXTH AMENDMENT TO
DEBTOR IN POSSESSION CREDIT AGREEMENT

        SIXTH AMENDMENT, dated as of May 24, 2004 (the "Amendment"), to the Debtor in Possession Credit Agreement, dated as of December 24, 2002, among United Air Lines, Inc., a Delaware corporation as debtor and debtor in possession ("Borrower"), the Persons named in the Credit Agreement as Credit Parties as debtors and debtors in possession, Bank One, NA, a national banking association in its capacity as Agent for the Lenders ("Agent"), and the Persons signatory to the Credit Agreement from time to time as Lenders.

W I T N E S S ETH:

        WHEREAS, Borrower, Credit Parties, Agent and Lenders have entered into that certain Debtor in Possession Credit Agreement, dated as of December 24, 2002 (as amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"), and to certain other documents executed in connection with the Credit Agreement; and

        WHEREAS, the Borrower and the other Credit Parties have requested that from and after the Effective Date (as hereinafter defined), the Credit Agreement be amended as set forth in paragraphs 2 through 14 hereof, subject to and upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                    1.     As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2.     Amendment to Article I.  Article I of the Credit Agreement is hereby amended by: (A) deleting the definition of each of the following terms:  "Aircraft Mortgage", "Applicable Margin", "Flight Simulators", "Foreign Aviation Authorities", "Foreign Slot", "Orders", and "Supporting Route Facilities" appearing therein, and inserting the following new definitions in appropriate alphabetical order: ""Aircraft Mortgage" shall mean that "Aircraft Mortgage" as defined in Section 4.1(xxvii), as the same may be amended, modified, supplemented, extended or restated from time to time.

"Applicable Margin" means, with respect to a Loan of any Type at any time, the following rate per annum:  (a) 4.50% per annum, with respect to a Floating Rate Loan, and (b) 5.50% per annum, with respect to a Eurodollar Loan; provided that, in the event the ATSB approves the guaranty of the exit financing applied for in the Application and Agent notifies the Borrower in writing that such approval is reasonably satisfactory in form and substance to it, then, as of the date the Application is approved, the Applicable Margin with respect to (i) Floating Rate Loans shall be 3.50% per annum and (ii) Eurodollar Loans shall be 4.50% per annum.

"Flight Simulators" shall mean the flight simulators and flight training devices of the Borrower or any applicable Guarantor other than the flight simulators listed on Schedule 1.1(c) (as such Schedule may be amended from time to time with the consent of Agent to remove one or more flight simulators from such Schedule).

"Foreign Aviation Authorities" shall mean any foreign governmental, quasi-governmental, regulatory or other agencies or private entities which exercise jurisdiction over the issuance or authorization (i) to serve any foreign point on each of the Routes and/or operations related to the Routes and Supporting Route Facilities and/or (ii) to hold and operate any Foreign Slots.

"Foreign Slot" shall mean all of the rights and operational authority, now held or hereafter acquired, of Borrower and, if applicable, a Credit Party, to conduct one landing or takeoff at a specific time or in a specific time period on a specific day of the week at each non-U.S. airport served in conjunction with Borrower's, or, if applicable, a Credit Party's operations over a Route.

"Orders" shall mean the Interim Order, the Final and the Sixth Amendment Order.

"Supporting Route Facilities" shall mean gates, ticket counters and other facilities at each non-U.S. airport necessary to operate a Route including, but not limited to, those at the following airports: London, Heathrow; Tokyo, Narita; Osaka, Kansai; Beijing, Capital Airport; Shanghai, Puo Dong; and Hong Kong, Hong Kong International; Frankfurt, Frankfurt Airport; Paris, Charles de Gaulle Airport; and Munich, Munich International Airport.";

 (B) inserting the following new definition of "Sixth Amendment Order" in appropriate alphabetical order: "Sixth Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to Agent approving the execution of the Sixth Amendment, dated as of May __, 2004." ; and (C) amending the definition of the term "EBITDAR" by (x) deleting the parenthetical clause appearing in clause (a)(iii) thereof, (y) inserting at the end of clause (a)(viii) thereof the words "and a one-time rent expense in an amount not in excess of $44,000,000 paid in 2004 in connection with a settlement of the dispute relating to the Chicago O'Hare municipal bond transaction relating to the out-of-period portion of such rent expense" and (z) inserting at the end of clause (c) thereof the words ", provided, however, that a one-time amount not in excess of $50,000,000 paid in respect of the Chicago O'Hare municipal bond transaction relating to the out-of-period portion of rent expense shall not be so deducted for purposes of this clause (c)".

                  3.     Amendments to Section 5.20.  Section 5.20 of the Credit Agreement is hereby amended by inserting the words "as further amended by the Vision - 100 Century of Aviation Reauthorization Act and" immediately following the words "Homeland Security Act of 2002 and" appearing in clause (i) thereof and immediately preceding the words "the maximum".

                  4.     Amendment to Section 5.22.  Section 5.22(a) of the Credit Agreement is hereby amended by inserting the word ", frequencies" immediately following the word "concessions" appearing in the fourth sentence of subsection (a) thereof.

                  5.     Amendment to Section 6.1.  Section 6.1 of the Credit Agreement is hereby amended by (A) amending subsection (n) thereof to read in its entirety as follows:

"(n) on the fifth Business Day following the end of (i) each calendar month, a certificate of an Officer of the Borrower stating that the Borrower is monitoring its usage of each Slot identified on Schedule 6.1(n), as the same shall be amended from time-to-time pursuant to Section 6.13(iii), and is conducting its operations in a manner such that the Borrower should be able to meet the Use or Lose Rule for such Slots with respect to the applicable two-month FAA reporting period; (ii) each calendar month in which the Borrower does not file with the FAA a report pursuant to 14 C.F.R. Part 93, a report in detail reasonably satisfactory to Agent showing, for each airport listed on such Schedule 6.1(n), as same shall be amended from time-to-time pursuant to Section 6.13(iii), the number of Slots held at that airport by applicable hour or half-hour allocation period (and, if applicable, separately setting forth those Slots that are designated as arrivals or departures) and the total number of operations the Borrower has conducted in each such allocation period during the one-month period covered by such report; provided, that if Borrower engages in any temporary trade, transfer, exchange or lease (collectively, a "Transfer") of a Slot identified on Schedule 6.1(n), as then in effect, the Borrower shall provide Agent such information as Agent may from time-to-time reasonably request regarding such Transfer; and (iii) each calendar month in which the Borrower files with the FAA a report on Slot utilization pursuant to 14 C.F.R. Part 93, a copy of such report, and a summary thereof, if reasonably requested by Agent, in a format reasonably acceptable to Agent." ; and (B) inserting the following new subsection (t) immediately following subsection (s) therein: "(t) on the fifth Business Day following the end of each calendar month, (i) a certificate of an Officer of the Borrower stating that the Borrower is conducting its operations and monitoring its usage of each Primary Foreign Slot identified on Schedule 1.1(a), as the same shall be updated from time to time pursuant to Section 6.19(b) in a manner such that the Borrower should be able to meet the requisite 80%/20%, or other applicable utilization requirement, to retain its right to each such Primary Foreign Slot in the next comparable scheduling season; and (ii) for each Primary Foreign Slot listed on Schedule 1.1(a), as such Schedule shall be updated from time to time pursuant to Section 6.19(b), a Primary Foreign Slot Utilization Report, in a format reasonably acceptable to Agent, showing by day of week the number of times Borrower canceled a service utilizing each such Primary Foreign Slot during the current IATA scheduling season."                   6.     Amendment to Section 6.6.  Section 6.6(b) of the Credit Agreement is hereby amended to read in its entirety as follows: "(b)  The Borrower and each Credit Party shall maintain in full force and effect war risk and terrorism insurance on all its property in an amount that is no less than the maximum amount available to the Borrower and the Guarantors from the DOT under the Federal Aviation Insurance Program, as amended by the Air Transportation Stabilization Act and Regulations and further amended by the Homeland Security Act of 2002, and as further amended by the Vision - 100 Century of Aviation Reauthorization Act."                   7.     Amendment to Section 6.10.  Section 6.10 of the Credit Agreement is hereby amended by inserting the word ", frequencies" immediately following the word "authorizations" appearing in clause (d) thereof.

                  8.     Amendment to Section 6.13.  Section 6.13 of the Credit Agreement is hereby amended by inserting the following new subsection (iii) immediately following subsection (ii) thereof:

"(iii) Cause to be delivered to Agent an updated Schedule 6.1(n) to replace the then-existing Schedule 6.1(n) within ten (10) Business Days after (i) the allocation to, or the acquisition, by whatever means, of any permanent Slot to be added to Borrower's FAA-approved base of Slots; (ii) any permanent disposition or transfer by Borrower of any Slot permitted pursuant to the terms of this Agreement and the SGR Security Agreement; or (iii) any reasonable request by Agent to update such Schedule 6.1(n)."                   9.     Amendment to Section 6.14.  Section 6.14 of the Credit Agreement is hereby amended by (A) inserting the following words at the end of subsection (i) thereof: "other than with respect to two (2) Primary Foreign Slots in connection with one non-stop round trip frequency during the winter off-peak season  2004/2005; it being understood that the two Primary Foreign Slots shall not include any of the Primary Foreign Slots located at London Heathrow Airport or Tokyo Narita Airport." ; (B) inserting the following words at the end of the first sentence appearing in subsection (ii) thereof: "other than with respect to two (2) Primary Foreign Slots in connection with one non-stop round trip frequency during the winter off-peak season  2004/2005; it being understood that the two Primary Foreign Slots shall not include any of the Primary Foreign Slots located at London Heathrow Airport or Tokyo Narita Airport." ; and (C) inserting the following new subsection (iii) immediately following subsection (ii) thereof: "(c) cause to be delivered to Agent an updated Schedule 1.1(a) to replace the then-existing Schedule 1.1(a) within ten (10) Business Days after (i) the allocation to, or acquisition by, Borrower of an additional slot at any airport outside the United States listed on Schedule 1.1(a); (ii) any permanent disposition or transfer of any Primary Foreign Slot permitted pursuant to the terms of this Agreement and the SGR Security Agreement; or (iii) any reasonable request by Agent to update such Schedule 1.1(a)."                   10.    Amendment to Section 6.15.  Section 6.15 of the Credit Agreement is hereby amended by deleting the words "certificates, bilateral authorizations" appearing therein and inserting in lieu thereof the words "certificates, permits, bilateral or multi-lateral authorizations".

                  11.    Amendment to Section 6.19.  Section 6.19 of the Credit Agreement is hereby amended by (A) deleting the word "upon" appearing at the beginning of subsection (a) thereof and inserting in lieu thereof the words "within thirty (30) days of"; and (B) inserting the following new subsection (c) immediately following subsection (b) thereof:

"(c)  Cause to be delivered to Agent an updated Schedule 1.1(b) to replace the then-existing Schedule 1.1(b) within ten (10) Business Days of any disposition or permanent transfer of any Primary Route which is permitted pursuant to the terms of this Agreement and the SGR Security Agreement."                   12.    Amendment to Section 6.24. Section 6.24 of the Credit Agreement is hereby amended by (A) renumbering clauses "(xix)," "(xx)" and "(xxi)" as clauses "(xiv)," "(xv)" and "(xvi)," respectively (B) deleting the percentage "100%" where it appears in clauses (ii)(1), (ii)(2), (xv)(A) and (xv)(B) thereof and inserting in lieu thereof the percentage "75%" and (C) deleting the word "and" immediately preceding clause (xvi) appearing therein and inserting the following the following new clause (xvii): "; and (xvii) from and after the effective date of the Seventh Amendment dated May __, 2004, the sale or other disposition by the Borrower of ownership interests which it holds in Orbitz in addition to the sales or dispositions permitted pursuant to clause 6.24(xv), provided that 75% of the Net Proceeds of sales or dispositions permitted by this clause 6.24(xvii) shall be applied as a prepayment of the Additional DIP in accordance with Section 2.13(e) of the Additional DIP Credit Agreement."                   13.    Amendment to Section 6.36.  Section 6.36 of the Credit Agreement is hereby amended by deleting from the table appearing in clause (ii) of subsection (b) the amount appearing opposite the date May 31, 2004 and inserting in lieu thereof the amount "1,369,000,000".

                  14.    Amendment to Schedule 1.1(a).  Schedule 1.1(a) is hereby replaced in its entirety with the new Schedule 1.1(a) attached hereto as Exhibit A.

                  15.    Conditions to Amendment Effectiveness.  The amendments set forth in this Amendment shall not become effective until the date (the "Effective Date") on which the following conditions precedent shall have been satisfied (or waived by the Required Lenders):

                           (a)     Execution.  This Amendment shall have been executed by the Borrower, the other Credit Parties and the Required Lenders, and Agent shall have received evidence reasonably satisfactory to it of such execution.

                           (b)     Bankruptcy Court Order. The Bankruptcy Court shall have entered an order reasonably satisfactory in form and substance to Agent approving the terms of this Amendment which order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that Agent reasonably determines to be adverse to the interests of the Lenders; and, if such order is the subject of a pending appeal in any respect, the continued performance by the Borrower or any of the other Credit Parties of any of their respective obligations under the Credit Agreement or under the Loan Documents or under any other instrument or agreement referred to therein shall not be the subject of a presently effective stay pending appeal.

                           (c)     Corporate and Judicial Proceedings.  All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the other Credit Parties, Agent and the Required Lenders contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Required Lenders, and Agent and the Required Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which Agent may have reasonably requested in connection herewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  16.    Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                  17.    Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 9.6 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to Agent.

                  18.    References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  19.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

                  20.    Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UAL CORPORATION

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UAL LOYALTY SERVICES, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

UAL COMPANY SERVICES, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

CONFETTI, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

MILEAGE PLUS HOLDINGS, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

MILEAGE PLUS MARKETING, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

MYPOINTS.COM, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

CYBERGOLD, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

ITARGET.COM, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

MYPOINTS OFFLINE SERVICES, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

UAL BENEFITS MANAGEMENT, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UNITED BIZ JET HOLDINGS, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

BIZJET CHARTER, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

BIZJET FRACTIONAL, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

BIZJET SERVICES, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. Vice President, General Counsel & Secretary

GUARANTOR:

KION LEASING, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

PREMIER MEETING AND TRAVEL SERVICES,
INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UNITED AVIATION FUELS CORPORATION

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UNITED COGEN, INC.

By: /s/Paul R. Lovejoy
Name:  Paul R. Lovejoy
Title:  Senior Vice President, General Counsel & Secretary

GUARANTOR:

MILEAGE PLUS, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UNITED GHS, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UNITED WORLDWIDE CORPORATION

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

UNITED VACATIONS, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

FOUR STAR LEASING, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

AIR WIS SERVICES, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

AIR WISCONSIN, INC.

By: /s/Frederic F. Brace
Name:
Title:

GUARANTOR:

DOMICILE MANAGEMENT SERVICES, INC.

By: /s/Paul R. Lovejoy
Name:  Paul R. Lovejoy
Title:  Senior Vice President, General Counsel & Secretary

LENDERS:

BANK ONE, NA,

By: /s/Patrick J. Fravel
Name:  Patrick J. Fravel
Title:  Assoc. Director